Exhibit 99.1

NEWS RELEASE

For Release:	Immediately
Contact:	Joe Ahlersmeyer
joe_ahlersmeyer@mohawkind.com

Mohawk Industries Appoints An Nuyttens as

President of Flooring Rest of the World Segment

Seasoned global executive to lead Flooring Rest of the World and Unilin businesses

CALHOUN, Ga., September 1, 2026 – Mohawk Industries (NYSE: MHK) today announced that An Nuyttens has been appointed President of its Flooring Rest of the World segment, effective mid-October.

In this role, Nuyttens will lead Mohawk’s Flooring Rest of the World segment, which serves customers across Europe, Asia-Pacific, Latin America and other international markets through a portfolio of industry-leading flooring, panel and insulation businesses, including Unilin.

Nuyttens joins Mohawk with more than 30 years of international leadership experience gained through a distinguished career with Solvay, a global chemical company. Throughout her career, she has held senior executive roles across Europe and the United States, with global responsibility for strategy, operations, business growth and transformation in multiple industries and markets.

She holds an MBA and a Master’s degree in Chemical Engineering from KU Leuven University in Belgium and brings a proven track record of driving sustainable growth, building strong customer partnerships and developing high-performing organizations.

“An is an accomplished global enterprise leader with deep operational expertise, a strong customer focus and a demonstrated ability to deliver results in complex international markets,” said Paul De Cock, Chief Operating Officer and incoming Chief Executive Officer of Mohawk Industries. “The Flooring Rest of the World segment plays a critical role in Mohawk’s long-term growth strategy, and An’s experience leading portfolios of large, global organizations makes her exceptionally well suited to guide the business into its next chapter. We are excited to welcome her to Mohawk and confident she will build on the strong momentum established across the segment.”

De Cock has led the Flooring Rest of the World segment on an interim basis in addition to his responsibilities as Chief Operating Officer of Mohawk Industries and prior to his appointment as Chief Executive Officer effective September 30. Nuyttens will build on the momentum already underway by continuing to advance the segment’s focus on innovation, operational excellence and customer-focused growth.

“I am truly honored to join Mohawk and lead the Flooring Rest of the World segment and Unilin,” said Nuyttens. “What attracted me to Mohawk is its robust portfolio of market-leading businesses, commitment to innovation and the talent of its people. I look forward to working closely with teams across the organization to build on the segment’s strong foundation, deepen customer relationships and create long-term value for our stakeholders.”

ABOUT MOHAWK INDUSTRIES

Over the past two decades, Mohawk Industries has transformed its business into the world’s largest flooring company with leading positions in North America, Europe, South America and Oceania. Mohawk’s vertically integrated manufacturing and distribution operations provide a competitive advantage in the production of ceramic tile, carpet and laminate, wood, vinyl and hybrid flooring products. Mohawk’s industry-leading innovation has yielded designs and performance enhancements that differentiate its collections in the marketplace and satisfy all residential and commercial remodeling and new construction requirements. The Company’s brands are among the most recognized and respected in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Mohawk Home, Mohawk Performance Accessories, Pergo, Quick-Step, Unilin and Vitromex.

Forward-Looking Statements

Certain of the statements in this press release, particularly those anticipating future performance, business prospects, growth and operating strategies, and similar matters, and those that include the words “could,” “should,” “believes,” “anticipates,” “expects” and “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk Industries, Inc. (the “Company”) claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and the Company’s present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in raw material prices, freight and other input costs; inflation and deflation in consumer markets; currency fluctuations; rising energy costs and changes in the level of supply thereof; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax and tax reform, product and other claims; litigation; geopolitical conflicts; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s United States Securities and Exchange Commission reports and public announcements.

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